Exhibit 2.22
PELANGIO MINES INC.
FORM 51-102F3
MATERIAL CHANGE REPORT
Item 1. Name and Address of Company
Pelangio Mines Inc. 440 Harrop
Drive, 2nd Floor Milton,
Ontario L9T 3H2
Item 2. Date of Material Change
March 25, 2008
Item 3. News Release
Pelangio Mines Inc. (“Pelangio” or the “Company”) disseminated a press release (the “Press Release”) on March 25, 2008 via Canada Newswire—Toronto, Ontario.
Item 4. Summary of Material Change
Pelangio announced its intention to spin-out all of its assets, other than 19 million shares of Detour Gold Corporation (“Detour”), to Pelangio Exploration Inc. (“Newco”), a newly formed Alberta corporation.
Item 5. Full Description of Material Change
Pelangio announced on March 25, 2008 that, pursuant to a plan of arrangement (the “Arrangement”) and subject to shareholder, court and regulatory approvals, it intends to spin-off all of its property, other than 19 million common shares of Detour and $500,000 in working capital, to Newco. Newco will hold one million common shares of Detour and will focus its exploration efforts on the Obuasi property in Ghana and on evaluating other opportunities to provide additional shareholder value. In conjunction with the Arrangement, Pelangio will be renamed and continue as PDX Resources Inc. (“PDX”) and will hold 19 million common shares of Detour Gold. Each of PDX and Newco will hold their Detour common shares for investment purposes and will review their alternatives in the future as investment conditions warrant.
On the effective date of the Arrangement (the “Effective Date”), shareholders of Pelangio will receive one common share of PDX and one common share of Newco for each share of Pelangio that they held prior to the Effective Date. Following the Effective Date, PDX’s common shares are expected to trade on the Toronto Stock Exchange (“TSX”), subject to complying with the continued listing requirements of the TSX. Pelangio has received conditional listing approval for the continued listing of its common shares (under its new name PDX) on the TSX following the Arrangement and Newco has made an application to the TSX Venture Exchange (the “TSX-V”)

for the listing of the Newco common shares. Listing will be subject to Newco meeting original listing requirements of the TSX-V, receiving approval of the TSX-V and meeting all conditions of listing imposed by the TSX-V. There is no assurance as to if and when the common shares of Newco will be listed for trading on the TSX-V.
In order to be effective, the Arrangement must be approved by no less than 66 2/3% of Pelangio’s shareholders. Pelangio has called a special meeting of shareholders (the “Meeting”), which will be held at 1:00 pm on April 22, 2008 at the Toronto Board of Trade, Room A, 4th Floor, 1 First Canadian Place, Toronto, Ontario, at which shareholders will be given an opportunity to consider and, if thought advisable, approve a special resolution authorizing the Arrangement. The record date for notice of the Meeting was March 19, 2008. A management proxy circular (the “Circular”), which sets forth a complete description of the Arrangement, has been prepared for the Meeting and is being disseminated to shareholders. Pelangio expects to implement the Arrangement on or about June 14, 2008, subject to obtaining necessary shareholder, court, exchange and other regulatory approvals.
The implementation of the Arrangement is subject to, among other things: shareholder and court approval and other regulatory approvals, including TSX acceptance of the Arrangement and conditional listing approval of the Newco common shares on the TSX Venture or such other exchange or market as is acceptable to Pelangio; and receipt by Pelangio of an advance tax ruling from the Canada Revenue Agency confirming that the Arrangement may be completed on a tax neutral basis for Pelangio and its shareholders. There is no assurance that the TSX-V or any other exchange or market will provide conditional listing approval for the common shares of Newco or that the Canada Revenue Agency will provide an advance tax ruling. Under the terms of the Arrangement, however, Pelangio may waive the requirement that it obtain an advance tax ruling and may therefore proceed with the Arrangement in such ruling’s absence.
For further information regarding the material change, refer to the attached copy of the Press Release.
Forward Looking Statements
Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements and information include statements regarding the implementation of the Arrangement and the proposed financing. With respect to forward-looking statements and information contained herein, we have made numerous assumptions, including the ability of the Company to meet the conditions to implement the Arrangement. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks include the failure to meet the conditions to implement the Arrangement. See the Circular, our annual information form, and our annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein or in the Circular will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of Pelangio or Newco. Accordingly, readers should not place undue reliance on forward-looking statements or information. We undertake no obligation to reissue or update any forward looking statements or information except as required by law. All forward-looking statements and information herein are qualified by this cautionary statement.
Item 6. Reliance on subsection 7.1(2) or (3) of National Instrument 51-102
Not applicable
Item 7. Omitted Information
No information has been omitted in respect of the material change.
Item 8. Executive Officer
Ingrid Hibbard, President and Chief Executive Officer, 905-875-3828.
Item 9. Date of Report
April 1, 2008

Pelangio Mines Inc. 440 Harrop Dr., 2nd Floor Milton, Ontario L9T 3H2 Phone (905) 875-3828 Fax (905) 875-3829
NOT FOR DISSEMINATION IN THE UNITED STATES
NEWS RELEASE
UPDATE ON SPIN-OUT PROPOSAL AND SPECIAL MEETING DATE
TORONTO, Ontario (March 25, 2008) – Pelangio Mines Inc. (PLG:TSX) (“Pelangio” or the “Company”) is pleased to provide an update on its previously announced (January 29, 2008) proposal to spin-off certain assets to a separate corporation. Pursuant to a plan of arrangement (the “Arrangement”) and subject to shareholder, court and regulatory approvals, Pelangio now intends to spin-off all of its property, other than 19 million common shares of Detour Gold Corporation (“Detour Gold”) and $500,000 in working capital, to a new corporation named Pelangio Exploration Inc. (“Newco”). Newco will hold one million common shares of Detour Gold and will focus its exploration efforts on the Obuasi property in Ghana (the “Obuasi Property”) and on evaluating other opportunities to provide additional shareholder value. In conjunction with the Arrangement, Pelangio will be renamed and continue as PDX Resources Inc. (“PDX”) and will hold 19 million common shares of Detour Gold. Each of PDX and Newco will hold their Detour Gold common shares for investment purposes and will review their alternatives in the future as investment conditions warrant.
On the effective date of the Arrangement (the “Effective Date”), shareholders of Pelangio will receive one common share of PDX and one common share of Newco for each share of Pelangio that they held prior to the Effective Date. Following the Effective Date, PDX’s common shares are expected to trade on the Toronto Stock Exchange (“TSX”), subject to complying with the continued listing requirements of the TSX. Pelangio has received conditional listing approval for the continued listing of its common shares (under its new name PDX) on the TSX following the Arrangement and Newco has made an application to the TSX Venture Exchange (the “TSX-V”) for the listing of the Newco common shares. Listing will be subject to Newco meeting original listing requirements of the TSX-V, receiving approval of the TSX-V and meeting all conditions of listing imposed by the TSX-V. There is no assurance as to if and when the common shares of Newco will be listed for trading on the TSX-V.
In order to be effective, the Arrangement must be approved by no less than 66 2/3% of Pelangio’s shareholders. Pelangio has called a special meeting of shareholders (the “Meeting”), which will be held at 1:00 pm on April 22, 2008 at the Toronto Board of Trade, Room A, 4th Floor, 1 First Canadian Place, Toronto, Ontario, at which shareholders will be given an opportunity to consider and, if thought advisable, approve a special resolution authorizing the Arrangement. The record date for notice of the Meeting was March 19, 2008. A management proxy circular (the “Circular”), which sets forth a complete description of the Arrangement, has been prepared for the Meeting and is being disseminated to shareholders. Pelangio expects to implement the Arrangement on or about June 14, 2008, subject to obtaining necessary shareholder, court, exchange and other regulatory approvals.
The implementation of the Arrangement is subject to, among other things: shareholder and court approval and other regulatory approvals, including TSX acceptance of the Arrangement and conditional listing approval of the Newco common shares on the TSX Venture or such other exchange or market as is acceptable to Pelangio; and receipt by Pelangio of an advance tax
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ruling from the Canada Revenue Agency confirming that the Arrangement may be completed on a tax neutral basis for Pelangio and its shareholders. There is no assurance that the TSX-V or any other exchange or market will provide conditional listing approval for the common shares of Newco or that the Canada Revenue Agency will provide an advance tax ruling. Under the terms of the Arrangement, however, Pelangio may waive the requirement that it obtain an advance tax ruling and may therefore proceed with the Arrangement in such ruling’s absence.
Newco Financing
Prior to the Meeting, Newco expects to complete an offering of 10% promissory notes (the “Promissory Notes”) in an aggregate principal amount of $3,000,000 through Bolder Investment Partners, Ltd. (“Bolder”), the agent, on a private placement basis and pursuant to applicable prospectus and registration exemptions. There is no assurance that the financing will be completed as contemplated in the Circular. The proceeds from the offering will be used by Newco to fund exploration on the Obuasi Property and the Canadian properties and for general corporate purposes.
Acquisition of 51% of the Obuasi Property in Ghana
On March 3, 2008, Pelangio made the third payments, totalling $150,000 and 1,500,000 common shares of Pelangio, to the vendors under certain option agreements (the “Option Agreements”) in respect of the Obuasi Property and has now acquired a 51% interest in the property.
Pelangio made the third payments earlier than originally anticipated pursuant to amendments (the “Option Amendments”) to the Option Agreements which it negotiated with the vendors. The Option Amendments further provide that the common shares to be issued to acquire the remaining 49% of the Obuasi Property (totalling, in the aggregate, 6,000,000 common shares) shall be common shares of Newco, rather than Pelangio, as was initially the case. Should Newco choose to exercise its options to acquire the remaining 49% of the Obuasi Property, it will make the first of the requisite payments and share issuances on or about June 19, 2009.
Option to Acquire Page Lake Property
On February 1, 2008, Pelangio entered into a letter of intent (the “Letter of Intent”) with various vendors pursuant to which it has been granted an option to acquire a 100% interest in the Page Lake property, comprising 18 claims, 215 units or 3,440 hectares, located in the Page Lake Area in the Thunder Bay Mining Division, Ontario. The Page Lake property is host to a number of untested gold showings (Page Lake and Khuner showings) immediately north of the Company’s Seeley Lake property. As well as gold showings, the property hosts several newly discovered polymetallic base metal occurrences, with zinc grades from grab samples as high as 4-11%. Several molybdenum occurrences also exist.
Under the terms of the Letter of Intent, Pelangio may acquire the interest by spending $536,000 on the property and making payments totalling $120,000 and 24,000 common shares to the vendors, with such payments to be made on specified dates within four years after the execution of a definitive option agreement. The Letter of Intent provides that Newco is expected to be assigned or be a party to any such option agreement and that any share issuances subsequent to the Effective Date shall be common shares of Newco, provided that the aggregate value of the shares to be issued shall be no less than $100,000.
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About Pelangio
Pelangio is a gold exploration company active in the top-ranked mining jurisdictions in the world, Canada and Ghana. The Company’s main focus is to advance its exploration programs on its premier land position in Ghana totaling 290 square kilometres, located on strike and adjacent to AngloGold Ashanti’s Obuasi gold mine.
Pelangio also has a 49.0% equity interest in Detour Gold, which controls the Detour Lake advanced gold exploration project. The near-term objective of Detour Gold is to advance the Detour Lake project to development and production.
For additional information, please visit our website at www.pelangio.com or contact:
Ingrid Hibbard, President & CEO or Warren
Bates, Vice President Exploration
Tel: 905-875-3828 / Toll-free: 1-877-746-1632 / Email: info@pelangio.com
Forward Looking Statements
Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements and information include statements regarding the implementation of the Arrangement and the proposed financing. With respect to forward-looking statements and information contained herein, we have made numerous assumptions, including the ability of the Company to meet the conditions to implement the Arrangement and the ability of Newco to conduct the financing. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks include the failure to meet the conditions to implement the Arrangement. See the Circular, our annual information form, and our quarterly and annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein or in the Circular will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of Pelangio or Newco. Accordingly, readers should not place undue reliance on forward-looking statements or information. We undertake no obligation to reissue or update any forward looking statements or information except as required by law. All forward-looking statements and information herein are qualified by this cautionary statement.

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